Exhibit 99.1

News Release	CORPORATION

7140 Office Circle
P.O. Box 15600
Evansville, IN 47716-0600

Investor Contact:	Chad Monroe
Phone:	(812) 962-5041

Media Contact:	Eva Schmitz
Phone:	(812) 962-5011

FOR IMMEDIATE RELEASE

Accuride Announces Intent to Amend Conversion Offer

for 7.5 Percent Senior Convertible Notes

EVANSVILLE, Ind. — November 4, 2010 — Accuride Corporation (OTCBB: ACUZ) today announced that it intends to amend its previously announced conversion offer for all of the Company’s outstanding 7.5 percent senior convertible notes due 2020.

The conversion offer was commenced on October 22, 2010.  Since the commencement of the conversion offer, the Company and its advisors have received feedback from holders of the convertible notes regarding the terms of the conversion offer.  Based on this feedback, the Company intends to amend the conversion offer to:

•                  eliminate the proposed sponsored underwritten secondary offering of common stock acquired in the conversion offer; and

•                  eliminate the “lock-up” agreement covering shares of common stock issued in the conversion offer.

The Company expects the other material terms of the conversion offer to remain unchanged.

In connection with this amendment, the Company will file amended conversion offer materials with the Securities and Exchange Commission and disseminate the materials to holders of the convertible notes. Additionally, the Company will extend the expiration date of the conversion offer to be at least ten business days following the date the amended conversion offer materials are disseminated.

Accuride Corporation is one of the largest and most diversified manufacturers and suppliers of commercial vehicle components in North America.  The Company’s products include commercial vehicle wheels, wheel-end components and assemblies, truck body and chassis parts, seating assemblies and other commercial vehicle components.  The Company’s products are marketed under its brand names, which include Accuride®, Gunite®, ImperialTM, Bostrom®, FabcoTM, BrillionTM, and Highway Original®.  For more information, visit the Company’s website at http://www.accuridecorp.com.

Important Information Regarding the Conversion Offer

This press release does not constitute either an offer to convert or exchange or a solicitation of an offer to convert or exchange the convertible notes.  The conversion offer is being made solely pursuant to an offer to convert and consent solicitation/prospectus, a related letter of transmittal and other conversion offer documents, each of which has been filed by the Company with the Securities and Exchange Commission (“SEC”) on a registration statement on Form S-4 and a tender offer statement on Schedule TO, as may be amended to reflect the changes discussed in this news release.  The registration statement relating to the conversion offer has not yet become effective. The shares issuable in the conversion offer may not be sold, nor may offers to convert be accepted, prior to the time the registration statement becomes effective.

The registration statement and the tender offer statement, including the offer to convert and consent solicitation/prospectus, the related letter of transmittal and other conversion offer documents (each as may be amended), contain important information, including certain conditions to the conversion offer, and should be read carefully before any decision is made with respect to the conversion offer.  All of these materials are or will be available free of charge upon request to MacKenzie Partners, Inc., information agent for the conversion offer, at (800) 322-2885 (toll free) or (212) 929-5500 (collect), and may also be obtained free of charge at the SEC’s website: www.sec.gov.

Forward-Looking Statements

Certain matters discussed in this news release may be forward-looking statements, including statements regarding the Company’s expectations, hopes, beliefs, and intentions with respect to the conversion offer described in this news release.  Such statements, and the Company’s ability to consummate the conversion offer, are subject to a number of factors, including, among other things, the satisfaction of the conditions of the conversion offer.  In addition, these statements are also subject to the impact on the Company’s business and prospects generally of, among other factors, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in the Company’s SEC filings, including those described in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.  Any forward-looking statement reflects only the Company’s belief at the time the statement is made. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, it cannot guarantee its future results, levels of activity, performance or achievements.  Except as required by law, the Company undertakes no obligation to update any forward-looking statements to reflect events or developments after the date of this news release.